EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Interlink Computer Sciences, Inc., on Form S-8 for 300,000 shares of Common Stock reserved for issuance under the Company's 1992 Stock Option Plan of our report dated July 21, 1997, except for Note 5, "Contingencies," for which the date is August 28, 1997 and Note 11 for which the date is September 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of Interlink Computer Sciences, Inc. and its subsidiaries as of June 30, 1996 and 1997, and for the years ended June 30, 1995, 1996 and 1997, appearing in the Annual Report on Form 10-K (File No. 000- 21077) for the year ended June 30, 1997 of Interlink Computer Sciences, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1934.


                                        COOPERS & LYBRAND L.L.P.

San Jose, California
March 24, 1998